Exhibit 10.1

GLOBAL AMENDMENT TO PROMISSORY NOTES

This GLOBAL AMENDMENT TO PROMISSORY NOTES (the “Amendment”) is dated effective as of May 9, 2024 (the “Amendment Effective Date”), by and between EzFill Holdings, Inc., a Delaware Corporation (the “Company”) and AJB Capital Investments, LLC, a Delaware limited liability company (“AJB” and together with the Company, the “Parties”).

WHEREAS, the Company and AJB entered into and executed that certain Promissory Note, dated as of April 19, 2023 (the “April 2023 Note”), and as amended by that certain Amended and Restated Promissory Note, dated May 17, 2023 (the “Amended and Restated Note”); and

WHEREAS, on September 22, 2023, the Company issued to AJB an additional Promissory Note in a principal amount of up to $600,000 (the “September 2023 Note”); and

WHEREAS, on October 13, 2023, the Company issued to AJB an additional Promissory Note in a principal amount of up to $320,000 (the “October 2023 Note,” and together with the April 2023 Note, the Amended and Restated Note, and the September 2023 Note, the “Notes”); and

WHEREAS, on each of January 17, 2024, and February 19, 2024, the Parties entered into a Global Amendment to Promissory Notes to amend certain terms of the Notes (the “Prior Global Amendments”); and

WHEREAS, the Company and AJB would like to further amend the Notes as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Notes, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Notes, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Extension. The Maturity Date of each of the Notes is hereby extended to July 17, 2024.

5. Consideration for Extension. As consideration for the extension set forth in Section 4 hereof, the Company agrees to issue to AJB 165,000 shares of Common Stock (the “Extension Shares”). Upon request by the Holder, the Company shall instruct its transfer agent (the “Transfer Agent”) to issue from time to time following the Amendment Effective Date, share certificate(s) or book entry statement(s) for an aggregate amount of 165,000 shares of Common Stock, such that the Holder shall never be in possession of an amount of Common Stock greater than 9.99% of the issued and outstanding Common Stock of the Company; provided, however that (i) this ownership restriction described in this Section may be waived by Holder, in whole or in part, upon 61 days’ prior written notice, or (ii) the Company shall not issue such shares until such time as Holder’s ownership is less than 9.99%. In the event any certificate or book entry statement representing the Extension Shares issuable hereunder shall not be delivered to the Holder within two (2) Business Days following any request hereunder, the same shall be an immediate default under this Amendment, the Notes, and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”). The Extension Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Extension Shares shall be deemed fully earned as of the date hereof. For the avoidance of doubt, the foregoing described Extension Shares are in addition to any other shares of Common Stock owing to AJB pursuant to the Notes, the Prior Global Amendments or any other documents or agreements executed in connection therewith.

If necessary, the Company shall obtain shareholder approval and make all the necessary regulatory filings relating to the issuance of the Extension Shares.

6. Not a Novation. This Amendment is a modification of the Notes only and not a novation.

7. Effect on Notes and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Notes and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

AJB CAPITAL INVESTMENTS, LLC

By:	/s/ Ari Blaine
Name:	Ari Blaine
Title:	Partner

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer